Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Robert J. Pera, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Ubiquiti Inc. on Form 10-K for the fiscal year ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Ubiquiti Inc.
Date: August 21, 2026

By:	/s/ Robert J. Pera
Name:	Robert J. Pera
Title:	Chief Executive Officer and Director (Principal Executive Officer)
I, Kevin Radigan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Ubiquiti Inc. on Form 10-K for the fiscal year ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Ubiquiti Inc.
Date: August 21, 2026

By:	/s/ Kevin Radigan
Name:	Kevin Radigan
Title:	Chief Accounting and Finance Officer (Principal Financial Officer and Principal Accounting Officer)